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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)     April 15, 1994



                                  AMOCO COMPANY
             (Exact name of registrant as specified in its charter)



            Delaware                   1-8888              36-3353184
   (State or other jurisdiction    (Commission        (IRS Employer
    of incorporation)               File Number)      Identification No.)



   200 East Randolph Drive, Chicago, Illinois             60601
      (Address of principal executive offices)         (Zip Code)



   Registrant's telephone number, including area code   (312) 856-6111


                                  (No Change)
         (Former name or former address, if changed since last report).











                          This report contains 3 pages.



                                       1.
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   INFORMATION TO BE INCLUDED IN THE REPORT

   Item 5.  Other Events


        On April  15, 1994, the Superior  Court of the  State of California,

   County  of  Los  Angeles,  entered   a  new  judgment  for  a  total   of

   $107,609,032.20  in favor of Amoco Chemical  Company and Amoco Reinforced

   Plastics Company,  subsidiaries of  Amoco Company and  Amoco Corporation,

   against  certain  underwriters at  Lloyd's of  London  and  various other

   British and European  insurance carriers,  in AMOCO CHEMICAL COMPANY,  et al, vs. CERTAIN UNDERWRITERS AT LLOYD'S OF LONDON, et  al.  In that case,

   Amoco alleged that  the defendant insurers wrongfully refused to  pay for the defense and  settlement of  product liability  lawsuits arising  from

   Amoco Reinforced  Plastics Company's manufacture of  irrigation and sewer

   pipe in the 1970's.   The new judgment reflects a court-ordered reduction

   in  the  punitive  damages  award included  in  the  prior judgment  from

   $376,545,097.64 to  $71,488,910.00.   The compensatory damages  award was

   unchanged.



        The judgment  remains subject to  appeal by the  defendants and  the reduced  punitive damages award  is subject to appeal  by the plaintiffs.

   Accordingly,  it is  impossible  at  this time  to predict  the  ultimate outcome of  this case or its  impact, if any, on  the financial position,

   results of operations, and cash flows of Amoco Company.









                                       2.
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                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                   AMOCO COMPANY
                                                    (Registrant)




   Date      April 25, 1994            DANIEL B. PINKERT
                                       Daniel B. Pinkert
                                       Vice President























                                       3.
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